Exhibit 10.2

 DISTRIBUTION CONSULTING AND MARKETING SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of this ___ day of _________, by and between Teucrium Trading, LLC, a Delaware limited liability company (the “Sponsor”), Teucrium Commodity Trust, a Delaware statutory trust, (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”).

WHEREAS, the Sponsor is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator, is a member of the National Futures Association (“NFA”), and is subject to the Commodity Exchange Act, as amended (the “CEA”), and all of the relevant rules and regulations promulgated thereunder (collectively, the “Commodities Rules”) and serves as the commodity pool operator of the Trust and

WHEREAS, the Trust is a statutory trust organized under the laws of the State of Delaware, and has separate series (each, a “Fund,” and collectively, the “Funds”) each of which issues common units representing fractional individual beneficial interests in such Fund called “Shares”; and

WHEREAS, the Sponsor desires to retain Foreside to provide certain distribution consulting and marketing services in connection with the offering and sale of the Shares of the Funds listed on Exhibit A hereto (as amended from time to time); and

WHEREAS, Foreside is registered with the Securities and Exchange Commission (the “SEC”) as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, Foreside is willing to provide certain distribution consulting and marketing services for the Sponsor on the terms and conditions hereinafter set forth; and

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Services.

A.           Foreside, through its division Foreside Advisory Network, agrees to provide the distribution consulting and marketing services set forth in Exhibit B attached hereto (the “Services”).

B.           The Services furnished by Foreside hereunder are not to be deemed exclusive and Foreside shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby (such impairment to be reasonably determined in the sole discretion of the Sponsor).

2.           Definitions.

Wherever they are used herein, the following terms have the following meanings:

A.           “Preliminary Prospectus” means any prospectus dated prior to effectiveness of a Registration Statement relating to the Shares of any Fund that is provided to prospective Fund investors.

B.           “Prospectus” means any prospectus which constitutes part of the Registration Statement(s) of any Fund under the 1933 Act that has been declared effective by the SEC, as such Prospectus may be amended or supplemented and filed with the SEC from time to time;

C.           “Registration Statement” means the registration statement on Form S-1 or Form S-3 as most recently filed from time to time by the Trust on behalf of each Fund with the SEC, including all documents filed as a part thereof, and any amendments thereto;

D.           All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Preliminary Prospectus or Prospectus, as applicable.

3.            Delivery of Documents.  Contemporaneously with the effective date of this Agreement, the Sponsor shall deliver to Foreside copies of the following documents:

➢	the then current Preliminary Prospectus or Prospectus for each Fund, as applicable;
➢	any relevant policies and procedures adopted by the Sponsor or the Fund or its service providers that are applicable to the services provided by Foreside;
➢	any filings with and correspondence from the SEC, FINRA, the CFTC and the NFA with respect to the Funds; and
➢	any other documents, materials or information that Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.

Contemporaneously with the effective date of this Agreement, Foreside shall deliver to the Sponsor copies of the following documents:

➢	Foreside’s current Privacy Policy and Practices.

Each party shall deliver to the other as soon as is reasonably practical any and all amendments and/or supplements to the documents required to be delivered under this Section.

4.            Representations, Warranties and Covenants of the Sponsor.

A.           The Sponsor hereby represents and warrants to Foreside, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and in good standing under the laws of its jurisdiction of incorporation/organization;

(ii)
this Agreement has been duly authorized, executed and delivered by the Sponsor and, when executed and delivered, will constitute a valid and legally binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business (including, without limitation, in connection with all matters relating to this Agreement) in compliance in all material respects with all applicable laws and regulations including, without limitation, state, federal, and any other jurisdictions concerned, as well as the rules and regulations of the NFA and any other self regulatory agencies, and has obtained all regulatory approvals necessary to carry on its business as conducted;

(iv)
each Registration Statement complies or will comply, in all material respects, with the requirements of the 1933 Act and the Prospectus and any Preliminary Prospectus complies or will comply, in all material respects with the requirements of the 1933 Act, the CEA and the NFA and any statutes and regulations; contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 or Form S-3, as the case may be, have been satisfied; each Registration Statement does not, and will not when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and each Prospectus does not, or will not as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, each Registration Statement or any Prospectus in reliance upon and in conformity with information concerning Foreside and furnished in writing by or on behalf of Foreside to the Sponsor expressly for use in a Registration Statement or a Preliminary Prospectus or Prospectus; and the Sponsor has not distributed nor will distribute, prior to the effective date of a Registration Statement or any subsequent registration statement for the registration of additional Shares, any offering material other than any Preliminary Prospectus unless such offering material and its distribution complies with Rule 433 under the 1933 Act or any other applicable rules;

(v)
the Sponsor is duly registered with the NFA as a Commodity Pool Operator and will adopt compliance procedures reasonably designed to ensure compliance by each Fund and each associated person of the Sponsor with the CEA and all of the relevant Commodities Rules;

(vi)
all sales literature, marketing material and advertisements (“Sales Literature and Advertisements”) approved by the Sponsor with respect to the Funds or other materials prepared by or on behalf of the Funds shall be prepared and approved by the Sponsor, in all material respects, in conformity, as applicable, with the CEA, the Commodities Rules, the 1933 Act and the rules and regulations of the SEC; all advertising materials and sales literature that have been or will be furnished to Foreside by the Sponsor for use in Foreside’s performance of the Services are and will be current and accurate and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to Foreside pursuant to this Agreement shall be true and correct in all material respects, and will, if required, have been approved by a Fund’s distributor, if other than, Foreside, prior to use.  If Foreside prepares any Sales Literature and Advertisements in connection with its performance of the Services, it shall deliver such Sales Literature and Advertisements to the Sponsor and the applicable Fund’s distributor, if other than Foreside, for their written approval before it is used.  The Sponsor will make every reasonable effort to approve or disapprove such material within a reasonable period of time.  For a Fund for which Foreside does not serve as Distributor, Foreside shall complete its review of the material within three days of receipt of approval of the material by the Fund’s Distributor.  For Funds for which Foreside serves as Distributor, Foreside shall abide by the time frames set forth in the Distribution Agreement(s) between Foreside and such Funds./

(vii)
no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Sponsor, the Trust or any Fund in connection with the issuance and sale of the Units other than registration of the Units under the 1933 Act, the registration of the Sponsor as a Commodity Pool Operator with the NFA under the CEA, the filing of the Prospectus with the NFA and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered or any requirements for listing under the rules and regulations of the NYSE Arca, Inc. (“NYSE Arca”);

(viii)
except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor’s knowledge after due inquiry, contemplated to which the Sponsor or the Trust is or would be a party;

(ix)
Rothstein, Kass & Company, P.C., whose report on the audited financial statements of the Funds is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(x)
the audited financial statements of each Fund included in the applicable Prospectus, together with the related notes and schedules, present fairly the financial position of each Fund as of the date indicated and have been prepared in compliance with the requirements of the 1933 Act and in conformity with U.S. generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus that are not included as required; and each Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are required to be disclosed in each Registration Statement and each Prospectus;

(xi)
each Fund has policies, procedures and internal controls in place designed to prevent and detect money laundering and any activity that facilitates money laundering, the funding of terrorist activities, or violations of U.S. Department of the Treasury’s Office of Foreign Assets Control regulations.  The Sponsor, on behalf of each Fund, agrees that it will take such further steps, and cooperate with Foreside as may be reasonably necessary, to facilitate compliance with the any applicable provisions of the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), including but not limited to the provision of copies of its written procedures, policies and controls related thereto.

B.	The Sponsor hereby covenants and agrees:

(i)	to fully cooperate in the efforts of Foreside in the performance of the Services;

(ii)
to make available to Foreside, as soon as practicable after each Registration Statement is filed with the SEC, and thereafter from time to time, furnish to Foreside, as many copies of each Prospectus for each Fund (or of the Prospectus as amended or supplemented if any amendments or supplements have been made thereto) as Foreside may request for the purposes contemplated by the 1933 Act;

(iii)	to advise Foreside promptly when each Registration Statement and any post-effective amendment thereto becomes effective;

(iv)
to prepare such amendments or supplements to each Registration Statement or Prospectus and to file such amendments or supplements with the SEC, when and as required, by the 1933 Act, the Exchange Act, and the rules and regulations thereunder; and to advise Foreside promptly of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of a Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of a Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;

(v)
to file promptly all reports and any information statements required to be filed by any Fund with the SEC or the CFTC or NFA in order to comply with the Exchange Act and the CEA subsequent to the date of any Prospectus and for the term of this Agreement;

(vi)
to ensure that the Funds’ distributor, if other than Foreside, (a) provides a copy to Foreside of each FINRA letter received with respect to Sales Literature and Advertisements and (2) makes any required changes to any Sales Literature and Advertisements and provides such updated materials promptly to Foreside; and

(vii)
to advise Foreside promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus or Sales Literature and Advertisements then being used so that such materials would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Fund, to Foreside promptly such amendments or supplements to such materials as may be necessary to reflect any such change.

5.           Representations, Warranties and Covenants of Foreside.

Foreside hereby represents and warrants to the Sponsor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)
it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)
this Agreement has been duly authorized, executed and delivered by Foreside and, when executed and delivered, will constitute a valid and legally binding obligation of Foreside, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business (including, without limitation in connection with all matters relating to this Agreement) in compliance in all material respects with all applicable laws and regulations, including, without limitation, state, federal, and any other jurisdictions concerned, as well as the Constitution, By-Laws and Conduct Rules of FINRA (including the Conduct Rules of FINRA, as applicable), and has obtained all regulatory approvals necessary to carry on its business as conducted;

(iv)	it is registered with the SEC as a broker-dealer under the 1934 Act and is a member in good standing of FINRA;

(v)	it shall commit sufficient resources to provide the Services under this Agreement in a commercially reasonable manner; and

(vi)
there are no actions, suits, claims, investigations or proceedings pending or threatened or, to Foreside’s knowledge after due inquiry, contemplated, to which Foreside is or would be a party, thereby requiring the Sponsor to disclose such information in a Registration Statement, Preliminary Prospectus or Prospectus.

6.           Compensation.  As compensation for the performance of the Services pursuant to this Agreement, Foreside shall be entitled to the fees and expenses set forth in Exhibit C hereto (as amended from time to time).

7.            Indemnification.

A.           The Sponsor shall indemnify, defend and hold Foreside, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled Foreside within the meaning of Section 15 of the 1933 Act (collectively, the “Foreside Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Foreside Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act or any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) Foreside’s performance of the Services hereunder; (ii) the Sponsor’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Sponsor’s failure to comply with any applicable securities and commodities laws or regulations; or (iv) any claim that the Prospectus or the Registration Statement, sales literature and advertising materials or other information filed or made public by the Sponsor (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, the CEA or any other statute or the common law any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares are sold, provided, however, that the Sponsor’s obligation to indemnify any of the Foreside Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, Registration Statement or any such advertising materials or sales literature in reliance upon and in conformity with information relating to Foreside and furnished to the Sponsor or its counsel by Foreside in writing and acknowledging the purpose of its use  In no event shall anything contained herein be so construed as to protect Foreside against any liability to the Sponsor to which Foreside would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

The Sponsor’s agreement to indemnify the Foreside Indemnitees with respect to any action is expressly conditioned upon the Sponsor being notified of such action or claim of loss brought against any Foreside Indemnitee, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Foreside Indemnitee, unless the failure to give notice does not prejudice the Sponsor.

B.           The Sponsor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Sponsor elects to assume the defense, such defense shall be conducted by counsel chosen by the Sponsor and approved by Foreside, which approval shall not be unreasonably withheld.  In the event the Sponsor elects to assume the defense of any such suit and retain such counsel, the Foreside Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them.  If the Sponsor does not elect to assume the defense of any such suit, or in case Foreside does not, in the exercise of reasonable judgment, approve of counsel chosen by the Sponsor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Sponsor and the Foreside Indemnitee(s), the Sponsor will reimburse the Foreside Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by Foreside and them.

C.           The Sponsor shall advance attorney’s fees and other expenses incurred by a Foreside Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

D.           Foreside shall indemnify, defend and hold the Sponsor, the Trust or its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Sponsor within the meaning of Section 15 of the 1933 Act (collectively, the “Sponsor Indemnitees”), free and harmless from and against any and all Losses that any Sponsor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) Foreside’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) Foreside’s failure to comply with any applicable securities laws or regulations; or (iii) any claim that the Prospectus, Registration Statement, sales literature and advertising materials or other information filed or made public by the Sponsor (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Sponsor by Foreside in writing.  In no event shall anything contained herein be so construed as to protect the Sponsor against any liability to Foreside to which the Sponsor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

Foreside’s agreement to indemnify the Sponsor Indemnitees is expressly conditioned upon Foreside being notified of any action or claim of loss brought against a Sponsor Indemnitee, such notification to be given by letter or telegram addressed to Foreside’s Legal Department, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sponsor Indemnitee, unless the failure to give notice does not prejudice Foreside.

E.           Foreside shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if Foreside elects to assume the defense, such defense shall be conducted by counsel chosen by Foreside and approved by the Sponsor Indemnitee, which approval shall not be unreasonably withheld.  In the event Foreside elects to assume the defense of any such suit and retain such counsel, the Sponsor Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them.  If Foreside does not elect to assume the defense of any such suit, or in case the Sponsor does not, in the exercise of reasonable judgment, approve of counsel chosen by Foreside or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both Foreside and the Sponsor Indemnitee(s), Foreside will reimburse the Sponsor Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by the Sponsor and them.

8.            Limitations on Damages.  Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

9.            Force Majeure.  Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other Party shall have no right to terminate this Agreement in such circumstances except in accordance with Section 10 hereof.

10.         Duration and Termination.

A.           This Agreement shall become effective as of the date first set forth above.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods.

B.           Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, upon no less than 60 days’ written notice, by either the Sponsor or by Foreside.

11.         Privacy.  In accordance with Regulation S-P, Foreside will not disclose any non-public personal information, as defined in Regulation S-P, received from the Sponsor or any Fund regarding any Fund shareholder; provided, however, that Foreside may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Foreside.  Foreside shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of each of the Funds.

The Sponsor represents to Foreside that it has adopted a Statement of its privacy policies and practices as required by applicable CFTC rules and agrees to provide to Foreside a copy of that statement annually.  Foreside agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

12.         Confidentiality.  During the term of this Agreement, Foreside and the Sponsor may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and Sponsors.  As used in this Agreement, “Confidential Information” means information belonging to Foreside or the Sponsor which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement.  Confidential Information does not include: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder.  Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

13.          Notices.  Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party’s address as set forth below:

Notices to Foreside shall be sent to:

Foreside Fund Services, LLC
Attn: Legal/Compliance
Three Canal Plaza, Suite 100
Portland, ME 04101
(207) 553-7110
Fax: (207) 553-7151

Notices to the Sponsor shall be sent to:

Teucrium Trading, LLC
Attn:  Dale Riker
232 Hidden Lake Road, Building A
Brattleboro, Vermont 05301
Fax: 802-251-0847

14.           Modifications.  The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Foreside and the Sponsor.

15.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

16.           Assignment.  This Agreement may not be assigned by either Party without the prior written consent of the other Party.  This Agreement shall be binding upon and inure to the benefit of the Parties’ representatives, successors, heirs, and permitted assigns, as applicable.  A change in control shall not be construed to be an assignment.

17.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

18.           Survival.  The provisions of Sections 7, 8, 11, and 12 of this Agreement shall survive any termination of this Agreement.

19.           Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

20.          Counterparts.  This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By:

TEUCRIUM TRADING, LLC

By:

TEUCRIUM COMMODITY TRUST

By:

EXHIBIT A

Funds

Teucrium Corn Fund
Teucrium WTI Crude Oil Fund
Teucrium Natural Gas Fund
Teucrium Sugar Fund
Teucrium Soybean Fund
Teucrium Wheat Fund

Exhibit B

Services

➢
Marketing the Funds to financial intermediaries utilizing written, electronic, or telephonic communication with a view to providing information regarding, and increasing the financial intermediaries’ awareness of the Funds.

➢	Targeting professional buyers to include:
o	Top holders of direct competitor Funds
o	Registered investment advisers
o	Registered representatives of broker-dealers, and
o	Wealth management firms.

➢	Deploy sales team resources as needed to target market(s).

➢	Assist with the market positioning of your Funds.

➢	Attendance at relevant industry conferences, as appropriate.
➢	Scalable distribution solutions to match your stage of growth.

➢	Assist with building brand awareness and credibility.

➢
For a Fund for which Foreside does not serve as Distributor, Foreside shall complete its review of the sales and advertising material within three days of receipt of approval of the material by the Fund’s Distributor.  For Funds for which Foreside serves as Distributor, Foreside shall abide by the time frames set forth in the Distribution Agreement(s) between Foreside and such Funds.

Exhibit C

Compensation

Recurring Fees	Per Month

Monthly Base Fee – paid until Funds individually or collectively reach at least $7,500 per month in asset-based fees received.	$7,500
Asset-Based Fee for Corn Fund	Rate

All Assets	5 basis points (0.05%) per annum on the total Net Assets in each Fund, such fee to be calculated and billed monthly.

Asset-Based Fee for all Funds except Corn Fund	Rate

All Assets	9 basis points (0.09%) per annum on the total Net Assets in each Fund listed in Exhibit A, such fee to be calculated and billed monthly.

OUT-OF-POCKET EXPENSES

The Sponsor shall also reimburse Foreside for pre-approved and reasonable out-of-pocket and ancillary expenses incurred in the provision of services pursuant to this Agreement, including but not limited to the following:

(i)	communications;
(ii)	postage and delivery services;
(iii)	record storage and retention (imaging, microfilm and shareholder record storage);
(iv)	reproduction;
(v)	reasonable travel expenses incurred in connection with the provision of the Services; and
(vi)	any other expenses incurred in connection with the provision of the Services.

➢	All fees are subject to a CPI adjustment based on each contract anniversary.